Exhibit G(ii)

EXECUTION COPY

AMENDMENT NO. 1

                AMENDMENT NO. 1 dated as of December 21, 2007 between Blackrock Multi-Strategy Hedge Advantage and Blackrock Multi-Strategy Hedge Opportunities LLC (the “Borrowers”) and Citibank, N.A. (the “Lender”).

                The Borrowers and the Lender are parties to a Credit Agreement dated as of December 22, 2006 (the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lender to the Borrowers in an aggregate principal amount not exceeding $20,000,000.

                The Borrowers and the Lender wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

                Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

                Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

                2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

                2.02. Definitions. Section 1.1 of the Credit Agreement shall be amended by amending the definition of “Termination Date” to read in its entirety as follows:

“Termination Date” means December 20, 2008 or, if such date is not a Business Day, the immediately preceding Business Day.”

                Section 3. Representations and Warranties. Each Borrower represents and warrants to the Lender, as to itself, that (a) the representations and warranties set forth in Article 3 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date) and as if each reference in said Article 3 to “this Agreement” included reference to this Amendment No. 1, provided that references in Sections 3.1 and 3.2 of the Credit Agreement to “June 30, 2006” shall be deemed to be references to “June 30, 2007” and (b) no Default or Event of Default has occurred and is continuing.

                Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(a) Execution. This Amendment No. 1 shall have been executed and delivered by each of the parties hereto.

Amendment No. 1

(b) Corporate Documents. The Lender shall have received certified copies of the charter and by-laws (or equivalent documents) of each Borrower (or, in the alternative, a certification to the effect that none of such documents has been modified since December 22, 2006) and of all corporate authority for each Borrower (including board of director resolutions and evidence of the incumbency of officers for each Borrower) with respect to the execution, delivery and performance of this Amendment No. 1 and the performance of the Credit Agreement as amended hereby and each other document to be delivered by the Borrowers from time to time in connection with the Credit Agreement as amended hereby (and the Lender may conclusively rely on such certificate with respect to a Borrower until it receives notice in writing from such Borrower to the contrary).

(c) Legal Opinions. The Lender shall have received (i) a legal opinion of special New York counsel to the Borrowers in substantially the form of Exhibit A hereto and (ii) a legal opinion of special Delaware counsel to the Borrowers in substantially the form of Exhibit B hereto.

(d) Fees and Expenses. The Borrowers shall have paid all reasonable out-of-pocket costs and expenses of the Lender in connection with the development, preparation and execution of this Amendment No. 1, and the consummation and administration of the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel for the Lender with respect thereto.

(e) Other Items. The Lender shall have received such other approvals and documents relating to this Amendment No. 1 and the transactions contemplated hereby as it may reasonably request.

                Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

Amendment No. 1

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Credit Agreement to be duly executed and delivered as of the day and year first above written.

BLACKROCK MULTI-STRATEGY HEDGE ADVANTAGE

By:	____________________________
Name: Title:

BLACKROCK MULTI-STRATEGY HEDGE OPPORTUNITIES LLC

By:	____________________________
Name: Title:

CITIBANK, N.A., as Lender

By:	____________________________
Name: Title:

Amendment No. 1

EXHIBIT A

[Form of Opinion of Special New York Counsel to the Borrowers]

December 21, 2007

Citibank, N.A., as Lender
390 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

We have acted as counsel to BlackRock Multi-Strategy Hedge Advantage, a Delaware statutory trust (the “Trust”), and BlackRock Multi-Strategy Hedge Opportunities LLC (the “LLC”), a Delaware limited liability company (individually, a “Borrower” and collectively, the “Borrowers”), with respect to Amendment No. 1, dated as of December 21, 2007 (the “Amendment”) by and between the Borrowers and Citibank, N.A., as Lender (the “Lender”) to the Revolving Credit Agreement, dated as of December 22, 2006 (the “Original Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”), by and between the Borrowers and the Lender. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

As such counsel, we have been requested to render our opinion as to certain matters pursuant to Section 4(c) of the Amendment. In this connection, we have examined copies of: (a) the Amendment; (b) the Original Credit Agreement; (c) the current prospectus and statement of additional information of each Borrower contained in its registration statement on Form N-2 (Registration Nos. 333-124411 and 811-21760 (the Trust) and Registration Nos. 333-113831 and 811-21537 (the LLC)) (each, a “Registration Statement” and collectively, the “Registration Statements”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940 (the “1940 Act”); and (d) resolutions adopted by the Board of Trustees of the Trust and the Board of Directors of the LLC at meetings of such Boards held on December 20, 2007 relating to the Amendment and certified as of the date hereof by an officer of the Borrowers. We have also examined and, as to matters of fact that are material to the opinions expressed herein, relied upon the Officer’s Certificate of Vincent Tritto, Assistant Secretary of the Trust and LLC, certifying as to certain matters of fact (“Officer’s Certificate”) and certificates of public officials. We have not independently established those facts.

In our review of the Amendment, the Original Credit Agreement and other documents, we have assumed:

(A)	the genuineness of all signatures;

(B)	the authenticity of the originals of the documents submitted to us;

Form of Opinion of Special New York Counsel to the Borrowers

(C)	the conformity to authentic originals of any documents submitted to us as copies;

(D)	that each of the Amendment and the Credit Agreement is the legal, valid and binding obligation of each party thereto other than the Borrowers, enforceable against each such party in accordance with its terms;

(E)	that:

(1)	each Borrower is an entity duly organized and validly existing under the laws of the jurisdiction of its organization;

(2)	each Borrower has full power to execute, deliver and perform the Amendment, the Credit Agreement and any Notes issued thereunder (collectively, the “Loan Documents”), and has duly executed and delivered the Amendment and the Credit Agreement;

(3)	the execution, delivery and performance by each Borrower of the Amendment and the Credit Agreement and any Notes have been duly authorized by all necessary action (corporate or otherwise) and do not:

(a) require any consents or approvals of the shareholders of such Borrower other than those which have already been received;

(b) contravene its certificate or articles of incorporation, by-laws or other organizational document;

(c) except with respect to Generally Applicable Law and the 1940 Act, violate any law, rule or regulation applicable to it; or

(d) result in any conflict with or breach of any agreement or document binding on such Borrower;

(4)	except with respect to Generally Applicable Law and the 1940 Act, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee hereof has knowledge, has received notice or has reason to know) any other third party is required for due execution, delivery or performance by each Borrower of any Loan Document or, if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect;

(F)	that borrowings under the Credit Agreement and the use of proceeds thereof will occur in conformance with the covenants and representations and warranties contained in the Credit Agreement;

(G)	that the Lender is not, nor will it become, an “affiliated person” (as defined in Section 2(a)(3) of the 1940 Act), of any Borrower or any affiliated person of such affiliated person;

Form of Opinion of Special New York Counsel to the Borrowers

(H)	that the Lender is a “bank” within the meaning of Section 2(a)(5) of the 1940 Act and is duly authorized to engage in the business of banking; and

(I)	that the Lender is a “bank” within the meaning of Section 221.2 of Regulation U promulgated by the Board of Governors of the Federal Reserve System (“Regulation U”).

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal laws of the United States of America, and the laws of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Borrowers, the Credit Agreement or the transactions governed by the Credit Agreement. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Borrowers, the Credit Agreement or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to a Borrower or any of its affiliates due to the specific assets or business of such party or such affiliate.

When used in this letter, the phrases “known to us” and “to our knowledge” mean the current actual conscious awareness of facts, without investigation, by attorneys within our firm who are actively involved in representing the Borrowers in connection with the matters referred to herein or in connection with the preparation of this opinion.

Based upon and subject to the foregoing and upon such other investigation as we have deemed necessary and subject to the additional qualifications set forth below, we are of the opinion that:

1.	The Amendment has been duly executed and delivered and each of the Amendment and the Credit Agreement constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms. The Notes, when executed and delivered by the applicable Borrower, will constitute the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with their terms.

2.	The making and performance of the Amendment, the Credit Agreement and the Notes of each Borrower, the borrowings under the Credit Agreement and the use of proceeds thereof, all as provided in the Credit Agreement, (a) will not violate any statutory law, rule or regulation of the United States (including without limitation the 1940 Act) which is normally applicable to the types of transactions contemplated by the Credit Agreement; (b) will not result in, or require, the creation or imposition of any Lien on any of the respective properties or revenues of either Borrower pursuant to any of the foregoing, except to the extent that the application of the asset coverage requirements of Section 18(f) of the 1940 Act and Regulation U may be deemed to be Liens; and (c) to our knowledge will not result in the creation or imposition of any Lien upon any of the assets of the Borrowers. No consent or authorization of, notice to or filing with, any regulatory authority of the United States under Generally Applicable Law is required in connection with borrowings under the Credit Agreement or with the execution, delivery and performance of the Amendment or the performance of the Credit Agreement.

Form of Opinion of Special New York Counsel to the Borrowers

3.	Each Borrower is registered as a closed-end, non-diversified management company under the 1940 Act.

4.	Neither the making of the Advances nor the use of the proceeds thereof in accordance with the terms of the Credit Agreement, is prohibited by regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System.

The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

A.	The opinions expressed in paragraph 1 above are qualified (i) by the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement of any Loan Document may be brought, and (iii) insofar as enforcement proceedings with respect to any such Loan Documents may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including principles of commercial reasonableness and an implied covenant of good faith and fair dealing. Such principles of equity are of general application, and in applying such principles, a court, among other things, might not allow a creditor to accelerate the maturity of a debt, to realize upon any security for the payment of such debt upon the occurrence of a default deemed immaterial, or to exercise any right of set-off with respect to debt which is neither matured nor accelerated, or might decline to order a Borrower to specifically perform covenants. Insofar as provisions provide for indemnification, the enforcement thereof may be limited by public policy considerations. The opinions expressed in opinion paragraph 1 above are further subject to the qualification that certain remedial provisions of the Loan Documents are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of any Loan Document in which any such provision is included, and such Loan Documents contain adequate provisions for enforcing payment of the obligations thereunder and for the practical realization of the rights and benefits afforded thereby.

B.	We express no opinion as to (i) any provisions of the Loan Documents insofar as they relate to (1) the subject matter jurisdiction of the federal courts to adjudicate any controversy relating to the Loan Documents, (2) the waiver of defenses and the waiver of inconvenient forum, (3) the waiver of the right to a jury trial or (4) rights of a set-off or (ii) any provisions of any Loan Document which purport to provide for a rate of interest after judgment.

C.	Our opinions are limited to Generally Applicable Law (including the 1940 Act).

We confirm to you that, to our knowledge, no litigation or governmental proceeding is pending or threatened in writing against any Borrower or against any of their respective properties or revenues with respect to the Credit Agreement. We have not examined any court docket.

This letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinions expressed in this letter are furnished to you

Form of Opinion of Special New York Counsel to the Borrowers

solely and the opinions expressed in this letter may not, without our prior written consent, be relied upon by any person other than you.

This opinion letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof, including in the event of any change of law or fact that may occur after the date of this letter that might affect the opinions expressed herein.

Very truly yours,

Form of Opinion of Special New York Counsel to the Borrowers

EXHIBIT B

[Form of Opinion of Special Delaware Counsel to the Borrowers]

December 21, 2007

Citibank, N.A., as Lender
390 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                We have acted as special Delaware counsel to BlackRock Multi-Strategy Hedge Advantage (formerly known as Multi-Strategy Hedge Advantage), a Delaware statutory trust (the “Trust”), and BlackRock Multi-Strategy Hedge Opportunities LLC (formerly known as Multi-Strategy Hedge Opportunities LLC and prior thereto as Merrill Lynch Multi-Adviser Hedge Fund LLC), a Delaware limited liability company (the “Company”), in connection with certain matters of Delaware law relating to the Amendment dated as of December 21, 2007 (the “Amendment”) among the Trust, the Company and Citibank, N.A. (the “Lender”) to the Credit Agreement dated as of December 22, 2006 (the “Original Credit Agreement” and, as amended by the Amendment, the Credit Agreement) among the Trust, the Company and the Lender. Capitalized terms used herein and not otherwise herein defined are used as defined in the LLC Agreement (as defined below) with respect to the Company and the Declaration of Trust (as defined below) with respect to the Trust.

                In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Amendment, the Original Credit Agreement; the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on April 22, 2005 (the “Original Certificate of Trust”); the Amended and Restated Certificate of Trust of the Trust as filed in the State Office on September 22, 2006 (the “Certificate of Trust”); the Declaration of Trust of the Trust dated May 25, 2005 (the “Declaration of Trust”); the Bylaws of the Trust (the “Bylaws” and, together with the Certificate of Trust and the Declaration of Trust, the “Trust’s Constituent Documents”); the Certificate of Formation of the Company as filed in the State Office on March 16, 2004 (the “Certificate of Formation”); the Certificate of Amendment of the Certificate of Formation as filed in the State Office on August 4, 2004 (the “First Certificate of Amendment”); the Certificate of Amendment to the Certificate of Formation as filed in the State Office on September 22, 2006 (the “Second Certificate of Amendment”); the Limited Liability Company Agreement of the Company dated as of March 16, 2004 (the “Original LLC Agreement”); the First Amended and Restated Limited Liability Company Agreement of the Company dated as of August 25, 2004 (the “LLC Agreement” and, together with the Certificate of Formation as amended by the First Certificate of Amendment and the Second Certificate of Amendment, the “Company’s Constituent Documents”); the Officer’s Certificate of the Trust dated December 21, 2007; the Officer’s Certificate of the Company dated December 21, 2007; resolutions adopted by the Board of Trustees of the Trust and the Board of Directors of the LLC at meetings of such Boards held

Form of Opinion of Special Delaware Counsel to the Borrowers

on December 20, 2007 relating to the Amendment and certified as of the date hereof by an officer of the Borrowers; the Form of Note attached to the Credit Agreement as Exhibit A (“Note”); and certifications of good standing of the Trust and the Company obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) except to the extent addressed in our opinions in paragraphs 1 and 2 below, the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) except to the extent addressed in our opinion in paragraph 5 below, the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents; (iii) that the payment of consideration for Units in the Company has been made as provided in and in accordance with the terms and conditions of the Original LLC Agreement and the LLC Agreement; (iv) that the payment of consideration for Shares in the Trust has been made as provided in and in accordance with the terms and conditions of the Declaration of Trust; (v) that the activities of the Trust have been and will be conducted in accordance with the Declaration of Trust; (vi) that the activities of the Company have been and will be conducted in accordance with the Original LLC Agreement and the LLC Agreement; (vii) that no event has occurred subsequent to the filing of the Original Certificate of Trust that would cause a dissolution or liquidation of the Trust under the Declaration of Trust; (viii) that no event has occurred as of the date hereof that would cause a dissolution of the Company under the Original LLC Agreement, the LLC Agreement or under Section 18-801 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Delaware LLC Act”); (ix) that the execution, delivery and performance of the Amendment and the performance of the Credit Agreement and any Note by the Company are permitted by any fundamental policies and investment restrictions set forth in the Company’s Registration Statement or otherwise in effect from time to time; (x) that the execution, delivery and performance of the Amendment and the performance of the Credit Agreement and any Note by the Company are necessary and proper to carry out the objective and business of the Company; (xi) that the execution, delivery and performance of the Amendment and the performance of the Credit Agreement and any Note by the Trust are exclusively for proper Trust purposes; (xii) that neither the Members of the Company nor the Shareholders of the Trust are entitled to vote on the execution, delivery and performance of the Amendment and the performance of the Credit Agreement and any Note by the Company and the Trust, as applicable, under the Investment Company Act of 1940 or any registration of the Company or the Trust with the Securities and Exchange Commission or any state; and (xiii) that the documents examined by us are in full force and effect, express the entire agreement and understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents except those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained. To the extent our opinions in paragraphs 6 and 7 below relate to any statutes, regulations and rules of the State of Delaware, or any authorization, approval or consent of, other action by, notice to or filing with, any governmental authority or agency of the State of Delaware, our opinions relate only to required statutes, regulations and rules of the State of Delaware, or any authorization, approval or consent of, other action by, notice to or filing with, any governmental authority or agency of the State of

Form of Opinion of Special Delaware Counsel to the Borrowers

Delaware that are of general application and that, in our experience, are likely to have application to the transactions herein referenced.

                Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

        1. The Trust is a validly existing statutory trust in good standing under the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”).

        2. The Company is a validly existing limited liability company in good standing under the laws of the State of Delaware.

        3. The Trust has requisite statutory trust power and authority under the Declaration of Trust and the Delaware Act to (a) own its property and conduct its business as an investment company, in each case as provided in the Declaration of Trust and (b) execute, deliver and perform its obligations under the Amendment, the Credit Agreement and any Note.

        4. The Company has requisite limited liability company power and authority under the LLC Agreement and the Delaware LLC Act to (a) own its property and conduct its business as an investment company, in each case as provided in the LLC Agreement and (b) execute, deliver and perform its obligations under the Amendment, the Credit Agreement and any Note.

        5. The execution and delivery by the Trust and the Company of the Amendment and the performance of their obligations under the Amendment, the Credit Agreement and any Note have been duly authorized by all requisite statutory trust action on the part of the Trust and by all requisite limited liability company action on the part of the Company.

        6. The execution, delivery and performance by the Trust and the Company of the Amendment and the performance by the Trust and the Company of the Credit Agreement and any Note will not violate (a) any provision of applicable statutes, regulations or rules of the State of Delaware or (b) any provision of the Trust’s Constituent Documents or any provision of the Company’s Constituent Documents.

        7. No authorization, approval, consent or other action by or notice to or filing with any governmental authority or agency of the State of Delaware is required in connection with the execution, delivery and performance by the Trust and the Company of the Amendment and the performance by the Trust and the Company of the Credit Agreement and any Note.

                This opinion is intended solely for the benefit of the addressee hereof in connection with the transactions contemplated hereby and may not be relied upon by any other person or entity or for any other purpose without our prior written consent. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to the present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no duty to update or supplement this opinion for the benefit of any person or entity including, without limitation, any permitted successor or assign of the addressee, with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Very truly yours,

Form of Opinion of Special Delaware Counsel to the Borrowers